                                                                    Exhibit 3.1

                                                              FILED
                                                        95 FEB 23 PM 2:27

                                                       SECRETARY OF STATE
                                                       TALLAHASSEE FLORIDA

                              ARTICLES OF AMENDMENT

                                       OF

                              MID-STATE HOMES, INC.

                      BY CONSENT OF THE BOARD OF DIRECTORS
                            AND THE SOLE SHAREHOLDER

      Pursuant to section 607.1006 of the Florida Business Corporation Act, the undersigned Corporation adopts these Articles of Amendment.

      FIRST: The name of the Corporation is MID-STATE HOMES, INC.

      SECOND: The Articles of Incorporation of this Corporation are amended by adding Article numbered XI as follows:

            "XI. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code, 11 U.S.C. ss. 1123; provided, however, that this provision (i) will have no further force and effect beyond that required by such Section, (ii) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation, and
      (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

      THIRD: The Amendment: to the Articles of Incorporation of the Corporation set forth above was adopted on the 9th day of

February, 1995 by unanimous written consent of its Board of Directors and by written consent of its sole shareholder.

      FOURTH: The Amendment was approved by the sole shareholder.

                                      Signed this 9th day of February, 1995


                                      MID-STATE HOMES, INC

                                      By: /s/ J.W. Walter
                                         ---------------------------------------
                                         J.W. Walter
                                         Chairman of the Board of Directors


                                      MID-STATE HOLDINGS CORPORATION
                                      Sole Shareholder

                                      By: /s/ K.J. Matlock
                                         ---------------------------------------
                                         K.J. Matlock
                                         Vice President

                [LETTERHEAD OF THE SECRETARY OF STATE OF FLORIDA]

I, R.A. Gray, Secretary of State of the State of Florida, do hereby certify that the above and foregoing is true and correct photographic copy of Certificate of Incorporation of MID-STATE HOMES, INC., a corporation organized and existing under the Laws of the State of Florida, filed on the 18th day of June, A.D., 1958, as shown by the records of this office.

                              Given under my hand and the Great Seal of the
                        State of Florida at Tallahassee, the Capital, this the 18th day of June A.D. 1958.


                        /s/ R.A. Gray
                        ------------------------------
                        Secretary of State

[SEAL OF THE SECRETARY OF STATE OF FLORIDA]

                            ARTICLES OF INCORPORATION

                                       of

                              MID-STATE HOMES, INC.

                            -------------------------

            We, the undersigned Incorporators, hereby associate ourselves together and make, subscribe, acknowledge, and file with the Secretary of Florida these Articles of Incorporation for the purpose of forming a corporation for profit, in accordance with the Laws of the State of Florida, under the following Charter:
                                                                 RECEIVED
                                   ARTICLE I.               JUN 18 9 35 AM '58
                                                            SECRETARY OF STATE
                                      NAME                 TALLAHASSEE, FLORIDA

                     The name of this corporation shall be:

                              MID-STATE HOMES, INC.

                                   ARTICLE II.

                               NATURE OF BUSINESS.

            The general nature of the business to be conducted by this corporation shall be to purchase and invest in mortgages and to carry on all business incidental thereto. This corporation shall have the power to purchase, rent, hold, own, enjoy, maintain and improve, or otherwise acquire, and to sell, exchange, mortgage or otherwise dispose of, or otherwise encumber, and to manufacture, cause or license to be manufactured, and to lease and rent, real and personal property of every kind and character without limitation as to amount, in and out of this State, and in the several states and territories of the United States, the District of Columbia, colonial possessions or territorial acquisitions of the United States, and any foreign countries; to act as real estate broker, agent, owner and builder; to manufacture, acquire, build, fabricate, erect, alter and repair all kinds of buildings, structures, articles and forms of property; to both lend and borrow money, either with or without security; to acquire, enjoy, utilize and dispose of patents, copyrights and trademarks, and any license or other rights or interests therein or thereunder; to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge and otherwise acquire and dispose of the shares of the capital stock or any bonds, securities or evidence of indebtedness issued by this or any other corporation of any state or country, or any individual, co-partnership, association or business, or otherwise issued or created, and while the holder or owner, assignee, pledgee or mortgagee of said stock or securities, to exercise all the rights, powers and privileges of owner; including the right to vote to the same extent as natural persons might do.

            This corporation also shall have the power to enter into, make and perform contract of any kind with any person, firm, association or corporation; to become a partner or contract with any other corporation or corporations, individual or individuals, or both, to do any or all of the things this corporation is authorized to do; to have one or more offices, and to carry on all or any part of its operations in any state or territory, or colonial, or other possession of the United States, or any foreign country or place; to transact any other business or businesses as may be authorized by the board of Directors, and to exercise generally such powers as may be incident to or convenient for any of the purposes or business of this corporation, and to have, exercise and enjoy all of the rights and privileges of corporations for profit conferred by the laws of the State of Florida.

            The foregoing clauses shall be construed both as objects and as powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation, and each power and object shall be construed as if named separately and alone, and shall not be limited in any way because of any other power or object.

                                  ARTICLE III.

                                 CAPITAL STOCK.

            The maximum number of shares of capital stock that the corporation is authorized to have outstanding at any time is FIVE THOUSAND (5000) shares of common stock having a par value of ONE HUNDRED DOLLARS ($100.00) per share. All or any part of the said capital stock may be paid for in cash or in property or services at a fair evaluation to be fixed by the Board of Directors. All stock, when issued, shall be fully paid for and shall be nonassessable. The common stock shall entitle the holder of each share thereof to one vote for each share at any meeting of stockholders.

                                   ARTICLE IV.

                                 INITIAL CAPITAL

            The amount of capital with which this corporation will begin business shall not be less than FIVE HUNDRED ($500.00) DOLLARS.

                                   ARTICLE V.

                               TERM OF EXISTENCE.

            This corporation shall have perpetual existence.

                                   ARTICLE VI.

                                     ADDRESS

            The post office address of the corporation in the State of Florida shall be 1500 North Dale Mabry Highway, Tampa, Florida, but the corporation shall have the power to establish branch offices and other places of business at such other places, within or without the State of Florida, as may be determined and deemed expedient by the Board of Directors.

                                  ARTICLE VII.

                                    DIRECTORS

            There shall be a Board of Directors for this corporation which shall consist of not less than three, the number of same to be fixed by the corporate by-laws.

                                  ARTICLE VIII.

                               BOARD OF DIRECTORS

            The names and post office addresses of members of the first Board of Directors are:

            NORMAN STALLINGS,                   1904 Holly Lane
            President                           Tampa, Florida

            THOMAS C. MAC DONALD, JR.           1012 S. Dakota
            Secretary-Treasurer                 Tampa, Florida

            J. REX FARRIOR, JR.                 2 Davis Boulevard
            Director                            Davis Islands
                                                Tampa, Florida

                                   ARTICLE IX.

                                   SUBSCRIBERS

            The names and post office addresses of the subscribers of the Articles of Incorporation, the number of shares of stock each agrees to take and the value of the consideration thereof are:

Norman Stallings,                 1904 Holly Lane,       2 shares           $200
                                  Tampa, Florida

Thomas C. MacDonald, Jr.,         1012 S. Dakota,        2 shares           $200
                                  Tampa, Florida

J. Rex Farrior, Jr.               2 Davis Blvd.          1 share            $100
                                  Tampa, Florida

                                   ARTICLE X.

                                  MISCELLANEOUS

            These Articles of Incorporation may be amended in the manner provided by law.

            The original subscribers or incorporators of this corporation may sell, assign and transfer the subscriptions for stock or all of the stock subscribed for by them in these Articles of Incorporation, together with the good will and corporate franchises of this corporation.

            IN WITNESS 0F THE FOREGOING we have hereunto set our hands and seals, acknowledged and filed the foregoing Articles of Incorporation.


                                            /s/ Norman Stallings          (Seal)
                                            ------------------------------
                                            Norman Stallings

                                            /s/ Thomas C. MacDonald, Jr.  (Seal)
                                            ------------------------------
                                            Thomas C. MacDonald, Jr.

                                            /s/  J. Rex Farrior, Jr.      (Seal)
                                            ------------------------------
                                            J. Rex Farrior, Jr.

STATE OF FLORIDA        )
                        )
COUNTY OF HILLSBOROUGH  )

            I HEREBY CERTIFY that on this day personally appeared before me, the undersigned authority, NORMAN STALLINGS, THOMAS C. MAC DONALD, JR. and J. REX. FARRIOR, JR., to me well known to be the persons described in and who executed the foregoing Articles of Incorporation, and they acknowledged before me that they executed the same freely and voluntarily for the purposes therein expressed.

            DATED this 17th day of June, 1958.


                                            /s/ [ILLEGIBLE]
                                            ------------------------------
                                            Notary Public,  State of
                                            Florida, at Large.

[SEAL OMITTED]

      My commission expires:
      [SEAL][ILLEGIBLE] 17, 1961
      --------------------------

                                MID-STATE HOMES,

                           (As Amended March 16, 1988)

                              MID-STATE HOMES, INC.

                                     BY-LAWS

                             -----------------------

                                    ARTICLE I

                                  STOCKHOLDERS

Section 1. Annual Meetings of Stockholders.

            The annual meeting of the stockholders shall be held on the first Friday in November of each year, unless this is a legal holiday; in which event, such meeting shall be held on the day next following, not a legal holiday or a Sunday, at the principal office of the Corporation, unless the written notice of the meeting designates another place either within or without this state, for the election of the Board of Directors and the transaction of such further business as may come before the meeting.

Section 2. Special Meetings of Stockholders.

            Special meetings of the stockholders may be called by the President or the Board of Directors whenever he or they deem it proper and shall be called by the President or by the Board of Directors upon the written request of stockholders holding a majority of the common stock outstanding. Such meetings may be held either within or without the state.

Section 3. Notice of Meetings of Stockholders.

            Not less than ten (10) nor more than sixty (6O) days' notice of the time, place and purpose of all meetings, annual or special, shall be given each stockholder by serving upon him or mailing to him at his last known address as it appears upon the records of the Corporation, a copy of such notice. If any stockholder's address is unknown, notice shall be given by advertising once, in some newspaper published in Tampa, Florida, within the time above specified for served or mailed notice. If any stockholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee. Any stockholder, however, may waive notice of any meeting, either before, at or after such meeting.

Section 4. Qualification of Voters.

            The Board of Directors may limit the right to vote at a meeting of the stockholders to that stock which has been registered on the books of the Corporation not less than ten (10) days prior to the meeting, provided, however, that notice to that effect has been published once in some newspaper published in Tampa, Florida, at least five (5) days before the record date so fixed. An official list of the stockholders shall be prepared by the Corporation. However, with the consent of the majority of the remaining stock present and entitled to vote at a meeting, stock transferred less than ten (10) days prior to the meeting may be voted thereat.

Section 5. Proxy and Voting.

            Stockholders who are qualified to vote may vote at any meeting, either in person or, if absent, by proxy in writing which shall be filed with the Secretary of the meeting before being voted. Each of said stockholders shall be entitled to as many votes as he holds shares of stock.

Section 6. Quorum.

            At any meeting of the stockholders a majority in interest of all the common stock issued and outstanding represented by stockholders of record in person or by proxy shall constitute a quorum for the transaction of business. A less interest may adjourn any meeting and the meeting may be held as adjourned without further notice, provided, however, that Directors shall not be elected at meetings so adjourned. Any question may be considered and acted upon at an annual meeting of the stockholders; but no question not stated in the call for a special meeting shall be acted upon thereat except by the written consent of the holders of a majority of the outstanding common stock, said consent to be filed with the records of the corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 1. Number and Qualification of Directors.

            The Board of Directors shall consist of not less than three (3) nor more than seven (7) to be elected annually at the meeting of the stockholders by a majority of the shares voted. It shall not be necessary for directors to be stockholders, but all directors shall be of full age and at least one shall be a citizen of the United States. A director shall hold office until his successor is elected and has qualified.

Section 2. Meetings or Directors.

            The Board of Directors shall hold its regular and its special meetings at such times and places, with or without the state, as they deem to be to the best interest of the Corporation. The Board of Directors shall fix the time and place at regular monthly meetings. The President or any two directors may call special meetings of the Board of Directors but the President shall call a special meeting or meetings whenever requested in writing so to do by a majority of the stockholders.

Section 3. Notice of Meetings of Board of Directors.

            After the Board of Directors has determined the time and place for regular monthly meetings, no notice thereof need be given. Notice of special meetings, stating the time and place thereof, shall be given to each director by mailing the same special delivery, and if outside Tampa, airmail, to each director at his residence or business address at least two (2) days before the meeting, or by delivering the same to him personally or telegraphing the same to him at his residence or business address not later than the day before the day on which the meeting is to be held, unless in case of emergency the President shall prescribe a shorter notice to be given personally, by telephone or by telegram. The meeting of the Board of Directors for the election of officers may be held without notice immediately after the annual meeting of the stockholders and at the same place. Any Director may waive notice of any meeting of the Board of Directors either before, at or after such meeting.

Section 4. Powers of Directors.

            The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Florida, with the Certificate of Incorporation, or with these by-laws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purposes and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall also have power to determine what amounts, if any, shall be borrowed by the corporation and upon what terms, conditions or security and shall be authorized to incur such indebtedness as they may deem necessary and to authorize the execution by the officers of the corporation. The Board of Directors may, by resolution, designate two or more of their number to constitute an executive committee, who, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors.

Section 5. Vacancies.

            When for any reason the office of a Director shall become vacant, the remaining directors shall by a majority vote elect a successor who shall, hold office until his successor is elected and has qualified. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

Section 6. Quorum of Directors.

            A majority of the members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the act of the majority of the directors present shall be the act of the Board of Directors and this shall be true even if no notice of such meeting shall have been given, provided a majority of the Board shall waive, as hereinabove provided, the giving of such notice.

Section 7. Resignation or Removal.

            Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time not be specified therein, upon its acceptance by the Board of Directors. The stockholders at any meeting called for the purpose by vote of a majority of the common stock issued and outstanding may remove from office any director elected by the stockholders or Board of Directors and elect his successor.

                                   ARTICLE III

                                    OFFICERS

Section 1. Election and Qualification.

            The Officers at this Corporation shall consist of a President, a Secretary and Treasurer and one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or such other officers as the Board of Directors may provide. All of said officers shall be elected by the Board of Directors immediately after the annual meeting of the stockholders for the election of all officers. One of the Directors shall be elected President of the Corporation but none of the other officers need be Directors. The same person may hold more than one office, except those of President or Vice President and Secretary or Assistant Secretary. The Board of Directors shall have the authority to fill any vacancy in any office. The Board of Directors shall also have full authority to fix the compensation of all officers. All officers shall hold office until their successors are elected and have qualified.

Section 2. President.

            The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and shall preside at meetings of the Board of Directors. The President or Vice President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all Certificates of Stock, bonds, deeds, mortgages, leases, or any other written instruments of the Corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall designate.

Section 3. Vice President.

            The Vice President shall perform the duties and have the powers of the President during the absence, sickness, or other disability of the President. In addition, he shall perform such other duties and have such other powers as the Board of Directors shall designate.

Section 4. Secretary.

            The Secretary shall keep accurate Minutes of all meetings of the stockholders and the Board of Directors and shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have charge of the Corporate Seal and shall attest all written instruments of the Corporation, executed by the President and affix the Corporate Seal thereto. In the absence of the Secretary, the Assistant Secretary shall perform the aforesaid duties.

Section 5. Treasurer.

            The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office. He shall keep accurate accounts of the Corporation's transactions which shall be the property of the Corporation.

Section 6. Resignation and Removal.

            Any Officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if the time be not specified therein upon its acceptance by the Board of Directors. The stockholders at any meeting called for the purpose by vote of a majority of the stock issued and outstanding may remove from office any Officer elected or appointed by the Board of Directors and elect or appoint his successor. The Board of Directors by vote of not less than a majority of the entire Board may remove from office any Officer or Agent elected or appointed by it.

                                   ARTICLE IV

                                      STOCK

Section 1. Certificate of Stock.

            The certificate of shares of the common stock of the Corporation shall be signed by the President or Vice President and counter-signed by the Secretary or Assistant Secretary with the Seal of the Corporation attached thereto, and be transferable only at the office of the Corporation in Tampa, Florida, in its books by the stockholder in person or by his attorney in fact, fully authorized so to do, and upon the surrender of the certificate or certificates, for such shares.

Section 2. Stock Register.

            A stock register shall be kept by the Secretary in which he shall accurately record the issuance of each certificate of stock, together with the date of the issuance thereof and the name and post office address of the person, form or corporation to whom issued, as well as the record of the transfer, in whole or in part, of the shares represented thereby, together with a similar record of any certificate or certificates representing any shares so transferred.

Section 3. Defaced or Mutilated Stock Certificate.

            A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated, upon surrender for cancellation of the part of the old certificate sufficient, in the opinion of the Secretary, to protect the Corporation against loss or liability.

Section 4. Loss of Stock Certificate.

            In case of loss of any certificate of stock, the owner, before obtaining a duplicate thereof, shall be required to make affidavit that the stock has been lost, stolen or destroyed, describing the same accurately, which affidavit shall be filed with the Treasurer and shall be further required to give to the Corporation a bond or indemnity agreement satisfactory to the Board of Directors.

                                    ARTICLE V

                                      SEAL

Section 1. Description of Seal.

            The corporate seal of the Corporation shall bear the words MID-STATE HOMES, INC. and the word FLORIDA, which shall be between two concentric circles, and on the inside of the inner circle shall be the word SEAL and figures 1958, an impression of the said seal appearing on the margin hereof.

                                   ARTICLE VI

                                   AMENDMENTS

Section 1. Method of Amendment or Chance.

            These By-Laws may be amended or repealed and additional By-Laws added or adopted by a majority vote of the entire Board of Directors so long as the proposed action is not inconsistent with any by-laws which may have been adopted at any stockholders meeting by a vote of the majority of the issued and outstanding common stock of the Corporation. These By-Laws may be amended or repeated at any stockholders meeting by a vote of the majority of the issued and outstanding common stock of the Corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

      To the fullest extent permitted by the Florida General Corporation Law, the corporation shall indemnify (including the advancement of defense expenses as incurred) any current or former Director or officer of the corporation and may, at the discretion of the Board of Directors, indemnify (including the advancement of defense expenses as incurred) any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.